UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 1, 2011

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive
Suite 400
Sandy, Utah 84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events

On February 1, 2011, SecureAlert, Inc. (the “Registrant”) entered into an agreement (the “Agreement”) with the Federal Government of Mexico to provide services in 2011 on behalf of the Secretary of Public Security (SSP) and the citizens of Mexico.

Under the terms of the Agreement, the Registrant, VR Global Security Consulting (the Registrant’s security solutions partner) and International Surveillance Services Corporation have partnered to provide monitoring center capability in Mexico City to monitor criminal offenders 24 hours a day, 7 days a week, 365 days a year throughout Mexico, utilizing the Registrant’s real-time TrackerPAL™ portfolio of GPS devices and real-time monitoring technologies.

Item 7.01.            Regulation FD Disclosure.

On February 7, 2011, the Registrant issued a press release announcing the Agreement. A copy of the press release is provided and attached hereto as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Registrant on February 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECUREALERT, INC.

By: /s/ Chad D. Olsen
Chad D. Olsen, Chief Financial Officer

Date:  February 7, 2011